CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Reports to Shareholders", "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A No. 2-88566) of Neuberger & Berman Advisers Management Trust, and to the incorporation by reference of our reports dated January 27, 1997 on the Liquid Asset Portfolio, Growth Portfolio, Limited Maturity Bond Portfolio, Balanced Portfolio, Government Income Portfolio and Partners Portfolio, six of the series comprising Neuberger & Berman Advisers Management Trust, and on AMT Liquid Asset Investments, AMT Growth Investments, AMT Limited Maturity Bond Investments, AMT Balanced Investments, AMT Government Income Investments and AMT Partners Investments, six of the series comprising Advisers Managers Trust, included in the 1996 Annual Reports to Shareholders of Neuberger & Berman Advisers Management Trust.



                                         /s/ ERNST & YOUNG LLP


Boston, Massachusetts
March 24, 1997